SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2011

MOKITA VENTURES, INC.

 (Exact name of Company as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
7695 SW 104th St., Suite 210 Miami, FL 33156 (Address of principal executive offices) (305) 663-7140 (Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “MKIT” refer to Mokita Ventures, Inc.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date of this Current Report, given the current level of our operations, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Therefore, the Company is filing this report to disclose such information as would be required if the registrant were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Corporate History

The Company was incorporated in the State of Nevada on April 21, 2009, under the name Mokita Exploration, Ltd.  The Company originally intended to develop its business as a mineral exploration company, however, due to the low supply of potentially profitable mining properties, the Company abandoned its original plan and restructured its business strategy.  The Company then focused its efforts on developing a business as a provider of credit card payment services for Canadian customers.  To reflect the Company’s new focus, on February 5, 2010, we filed a Certificate of Amendment to the Articles of Incorporation changing our name to Mokita, Inc.

As of the date of this Report, the Company is no longer working to develop its business as a provider of credit card payment services and has changed its business direction towards the acquisition, exploration and development of oil and gas properties.  We decided to enter the oil and gas industry because we were seeking out viable options to create value for our shareholders.  After conducting independent research on the feasibility of discovering and exploiting commercially recoverable amounts of oil and gas, we determined that an investment in oil and gas properties would be an excellent long term strategy that could potentially lead to lucrative business opportunities.  On July 20, 2011, we filed a Certificate of Amendment to the Articles of Incorporation changing our name to Mokita Ventures, Inc., to reflect the Company’s new business plan.

Our Business

We are currently an exploration stage company focused on the acquisition, development and production of oil and gas properties.  As of the date of this Report, we have entered into two Participation Agreements, as discussed below in greater detail, for a percentage working interest in two oil and gas properties.  If the properties are viable and can be developed, we will receive a pro-rata share of any revenues generated from the properties, equivalent to our percentage working interests in the properties.  If the properties are not viable, we expect the operator to plug the wells; however, we will not be responsible for any portion of the costs related to the plugging of the wells. There are leases underlying the wells in which we own working interests; however we are not the holder of these leases and therefore we are not responsible for the payment or evaluation of any obligations under such leases. The leaseholder of the properties is responsible for paying and maintaining the leases.  If we are successful in generating revenues from our working interests in these oil and gas properties, we intend to acquire working interests in additional wells in the project area, subject to obtaining additional financing.  Our business strategy also includes seeking opportunities for mergers or acquisitions with other companies or entities.

Although we are currently focused on projects located in certain geographic regions, we continually evaluate attractive resource opportunities in other geographic areas. Our current focus is on acquiring working interests in oil and/or gas wells in the state of Oklahoma.  The oil and gas properties in which we have working interests do not have proven reserves of oil or gas.  We have a limited operating income and as a result, we depend upon funding from various sources to continue operations and to implement our growth strategy.

To date, we have earned no revenues, have cash on hand of $60,598 and have incurred a net loss of $(74,614) since inception to the period ended May 31, 2011. We do not anticipate earning substantial revenues until such time as the oil and gas properties in which we have working interests enter into commercial production. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The continuation of our Company as a going concern is dependent upon the continued financial support from our shareholders, the ability of our Company to obtain necessary equity financing to achieve our operating objectives, and the attainment of profitable operations from our working interests in our oil and gas properties.

Helen Morrison #1 Well – Noble County, Oklahoma

On May 12, 2011, the Company entered into a Participation Agreement (the "Buckeye Participation Agreement") with Buckeye Exploration Company ("Buckeye"). Pursuant to the terms and conditions of the Buckeye Participation Agreement, the Company purchased a six percent (6%) working interest in that certain well, known as the Helen Morrison #1 Well (the “Helen Well”), which is located in the Southwest Otoe Prospect in Noble County, Oklahoma.  In exchange for the working interest, the Company paid a purchase price of thirty two thousand six hundred seventy dollars ($32,670) to Buckeye. In addition, the Buckeye Participation Agreement provides that the Company shall have the right of first refusal to purchase the same percentage working interest, or more, in any subsequent off-set wells, if any additional interests in the Southwest Otoe Prospect become available in the future.

Buckeye shall serve as the operator of the Helen Well and we will share a portion of the ongoing costs of its exploration and development, in a proportion equal to our working interest.  According to Buckeye’s Operating Agreement, Buckeye shall commence drilling of the Helen Well on May 16, 2011 and shall continue the drilling of the well to a total depth of 5,000 +/- feet.

Location of the Helen Well

The Helen Well is situated in S/2 NW/4 and SW/4 of Section 24, Township 22 North, Range 1 West of Noble County, Oklahoma.

 The above photograph is a picture of the Helen Well.

Drilling Operations on the Helen Well

On June 28, 2011, drilling of the Helen Well commenced and the well was drilled to a total depth of 309 feet.

On June 29, 2011, the well was drilled to a total depth of 1,757 feet, the pump pressure was 600 pounds per square inch (PSI), and the drill revolutions per minute (RPM) was 100.  At 1,757 feet deep, a deviation survey was conducted and the deviation measured at 1 ¾ degrees off vertical.  The total drill weight was approximately 24,000 – 26,000 lbs.

On June 30, 2011, the well was drilled to a total depth of 3,031 feet, with a maximum pump pressure and drill RPM of 800 PSI and 100, respectively.  A deviation survey at this depth revealed a deviation measurement of 1 degree off vertical.  The total drill weight was approximately 18,000 – 20,000 lbs.

On July 1, 2011, the well was drilled to a total depth of 3,654 feet, with a maximum pump pressure and drill RPM of 900 PSI and 80, respectively.  The total drill weight was approximately 28,000 – 30,000 lbs.  The total dead weight of drill string in the ground was 90,000 lbs.

On July 2, 2011, the well was drilled to a total depth of 4,200 feet, with a maximum pump pressure and drill RPM of 900 PSI and 65, respectively.  The total drill weight was approximately 32,000 – 36,000 lbs.  The total dead weight of drill string in the ground was 97,000 lbs.  The mud weight was at 9.2+ and the viscosity was 41.

On July 3, 2011, the well was drilled to a total depth of 4,350 feet.  Drilling continued thereafter at a slowed rate.

On July 4, 2011, drilling continued at a slowed rate and the well was drilled to a total depth of 4,720 feet.

Buckeye’s Geological Report dated July 12, 2011 – Drilling Summary of Helen Well

Buckeye prepared a Geological Report, dated July 12, 2011, of the drilling activities on the Helen Well, summarized as follows:

The Helen Well was drilled over a ten (10) day period that consisted of very hot and dry weather. The actual drilling, along with all phases of the operation, went relatively smooth without any unforeseen surprises.  The results of Buckeye’s findings from the drilling were generally consistent with their original predictions.

Most notably, the highly anticipated Mississippi Reef formation inside of the Helen Well was present in its entirety in the expected structural position.  Buckeye anticipates perforating the entire forty-four (44) feet of gross thickness of the Mississippi in which all of the best samples of oil shows occurred. The bottom thirty (30) feet of the formation appeared to have the best porosity and permeability. The bottom section is expected to produce the most oil, due to those findings. Water saturation for the entire forty-four (44) feet of the zone was surprisingly low.

 The Avant Lime, found at (3,189) feet below the surface, and the Middle Oswego Lime formation, drilled in at (4,186) feet below the surface, each have a history of natural gas production in the immediate East Polo Field area. However, these natural gas zones, which are secondary in nature to the Mississippi, were not tested at that time. Buckeye intends to explore the oil rich zones for production now while the oil prices are at such a premium and natural gas prices are consistently lagging behind.  Further, Buckeye intends to promptly begin the completion process on the Mississippi Reef (4,742’ to 4,786’) below surface, with forty four (44) net feet of perforations.

West Marlow Hoxbar Unit – Stephens County, Oklahoma

On May 31, 2011, the Company entered into a Participation Agreement (the "Premier Participation Agreement") with Premier Operating Company ("Premier"). Pursuant to the terms and conditions of the Premier Participation Agreement, the Company shall purchase a one percent (1%) working interest in that certain West Marlow Hoxbar Unit (the “West Marlow Hoxbar Unit”) located in Stephens County, Oklahoma.  In exchange for the working interest, the Company shall pay a purchase price of forty nine thousand five hundred dollars ($49,500) to Premier.   Premier shall serve as the operator of the West Marlow Hoxbar Unit and we will share a portion of the ongoing costs of its exploration and development, in a proportion equal to our working interest.

Location of the West Marlow Hoxbar Unit

The West Marlow Hoxbar Unit is located in Sections 16, 17, 20 and 21 of Township 2 North, Range 8 West of Stephens County, Oklahoma.

The above photograph is a picture of the West Marlow Hoxbar Unit.

Drilling Operations on the West Marlow Hoxbar Unit

As of the date of this Report, we do not have any data on the drilling operations on the West Marlow Hoxbar Unit.

Principal Products and Services

We are currently an exploration stage company focused on the acquisition, development and production of oil and gas properties.  We do not currently offer any products or services for sale.

Patents, Trademarks and Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

We presently do not utilize patents, licenses, franchises, concessions, royalty agreements or labor contracts in connection with our business.

Future Oil and Gas Interests

If we are successful in generating revenues from our current working interests in oil and gas properties, we intend to acquire working interests in additional wells within the same project area, subject to obtaining additional financing.  Our search for oil and gas leases or working interests in leases will be directed towards small and medium-sized oil and natural gas production companies and properties.  We are looking for low risk interests and properties which have the following qualities:

•

At least developmental drilling in proven producing areas;

•

High performance of other wells in the area;

•

Good geological and engineering reports;

•

Diversified package of wells to be drilled (at least two wells in the project);

•

Significant additional production capacity through developmental drilling, recompletions and workovers;

•

Further developmental potential; and

•

In some cases, ability to assume operatorship or appointment of a known operator with relevant experience in the area.

The Oil and Gas Industry

The United States ranks as the third highest oil producing country in the world and ranks first as the country with the highest consumption of oil. The United States ranks as the second highest natural gas producing country in the world and ranks first as the country with the highest consumption of natural gas.  (U.S. Energy Information Administration. 2009. Retrieved on July 22, 2011 from and publicly available at:  http://www.eia.gov/countries/index.cfm?view=production).

Currently, oil and natural gas fuel more than 97 percent of America’s vehicles, whether on land, sea, or in the air.  Oil and natural gas are also key components in the vast majority of all manufactured goods. Whether it’s surgical equipment, fertilizers, phones, CDs, paints or fuels, the oil and natural gas industry supports our day-to-day safety, mobility, health and lifestyle.  (Energy Tomorrow.  Retrieved on July 22, 2011 from and publicly available at:  http://energytomorrow.org/issues/oil-and-gas-101/petroleum-products/).

Further, the demand for oil and gas is expected to significantly rise.  The U.S. will require 21 percent more energy in 2035 than in 2009 with more than half of the energy demand expected to be met by oil and natural gas.  Today, oil accounts for 37 percent of our energy use with the lion’s share of it fueling 94 percent of our transportation energy needs. Although ethanol and other biofuels are expected to grow rapidly in the future and steadily displace some oil use, the U.S. Energy Information Administration forecasts oil will continue to account for the largest share of our energy needs filling 33 percent of total energy demand and 85 percent of our transportation needs in 2035.  (“Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011.  Retrieved on July 22, 2011 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.)

Future U.S. Energy Demand:  The U.S. will require 21 percent more energy in 2035 than in 2009.

(Calculated in Quadrillion British Thermal Units “BTU”).

140
120
100
80
60
40
20
0.0
1980
2000
2005
2015
2035
Hydro
Biomass and Renewables
Nuclear
Coal
Natural Gas
Oil
1980
3.3%
3.7%
3.5%
19.7%
25.9%
43.8%
2009*
2.8%
2.6%
8.8%
20.8%
24.6%
38.6%
2035*
2.7%
4.7%
8.0%
21.3%
23.8%
36.6%

Source:  “Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011.

Retrieved on July 22, 2011 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.

Globally, the demand for energy has also hit all time highs and countries such as China and India are driving this demand.  India and China will account for 45 percent of the increase in global primary energy demand by 2030, with both countries more than doubling their energy use over that period (“The World’s 10 Biggest Oil Consumers.”  Rediff Business.  March 12, 2010. Retrieved on July 22, 2011 from and publicly available at: http://business.rediff.com/slide-show/2010/mar/12/slide-show-1-worlds-10-biggest-oil-consumers.htm#contentTop).  As the population density increases, the demand for oil and gas will rise. Of course, the price history of oil and gas is not one of constant increase, and every investor should be aware of this.

Recent forecasts by the U.S. Energy Information Administration estimate that sustaining a 3.2 percent rate of annual growth in the global economy from 2007 to 2035 (measured in purchasing power parity) will require an expansion of about 24.5 million barrels per day in global oil supplies.  That is an increase equivalent to nearly doubling the current consumption of North America. The growth in demand for natural gas worldwide is expected to be even larger, increasing by 45 percent from 2007 to 2035. Despite significant growth of renewables and improvements in energy efficiency, more than half of the world’s energy demand will be met in 2035 by oil and natural gas, as is the case today.  (“Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011. Retrieved on July 22, 2011 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.)

Future Global Energy Demand:  The World will require 49 percent more energy in 2035 than in 2007.

(Calculated in Quadrillion British Thermal Units “BTU”).

Source:  “Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011.

Retrieved on July 22, 2011 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.

There are significant risks associated with direct investing in oil and gas projects. However, we believe that direct investments in oil & gas can provide high potential returns and cash flow. There have been many new discoveries in oil and gas developmental technology, including faster drilling speeds, greater access to resources, better completion techniques and even turn-key drilling commitments for drilling deeper than 20,000 feet.   Oil and gas prices are now sufficiently high enough to warrant drilling deeper and spending more money to do it. Ten or more years ago, oil drilling was very risky, largely due to the probability of hitting a dry well. However, technology has come a long way since then. The latest techniques include the use of satellite mapping and horizontal drilling. This enables producers to locate and drill more effectively, thus reducing cost.

Significant oil and gas discoveries that are announced today often result from investments begun by companies as far back as a decade or more ago. Since the year 2000, our industry invested over 2 trillion dollars in U.S. capital projects to meet the growing demand for oil and natural gas.  The worldwide economic downturn, along with lower oil and natural gas prices and tight credit markets, caused some oil and natural gas producers to cut their capital budget plans in 2009. However, investments have since rebounded.  (“Energizing America.  Facts for Addressing Energy Policy.”  energyAPI.  May 2, 2011. Retrieved on July 22, 2011 from and publicly available at http://www.api.org/aboutoilgas/upload/truth_primer4.pdf.)

Competition

The oil and gas industry is highly competitive.  We compete with other companies for financing and for the acquisition of new interests in oil and gas properties.  Almost all of the companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring interests in oil and gas properties of merit. In addition, they may be able to afford more geological and other technical expertise in the targeting of new oil and gas interests. This competition could result in competitors having working interests in oil and gas properties of greater quality and production potential.

Governmental Regulation

General

The production and sale of oil and gas is subject to regulation by federal, state, and local authorities. In most areas there are statutory provisions regulating the production of oil and natural gas, pursuant to which administrative agencies may promulgate rules in connection with the operation and production of wells, ascertain and determine the reasonable market demand of oil and gas, and adjust allowable rates of production with respect thereto.

The sale of liquid hydrocarbons was subject to federal regulation under the Energy Policy and Conservation Act of 1975, which amended various acts, including the Emergency Petroleum Allocation Act of 1973. These regulations and controls included mandatory restrictions upon the prices at which most domestic crude oil and various petroleum products could be sold. All price controls and restrictions on the sale of crude oil at the wellhead have been withdrawn. It is possible, however, that such controls may be reimposed in the future but when, if ever, such re-imposition might occur and the effect thereof cannot be predicted.

The sale of certain categories of natural gas in interstate commerce is subject to regulation under the Natural Gas Act and the Natural Gas Policy Act of 1978 (“NGPA”). Under the NGPA, a comprehensive set of statutory ceiling prices applies to all first sales of natural gas unless the gas is specifically exempt from regulation (i.e., unless the gas is “deregulated”). Administration and enforcement of the NGPA ceiling prices are delegated to the Federal Energy Regulatory Commission (“FERC”). In June 1986, FERC issued Order No. 451, which, in general, is designed to provide a higher NGPA ceiling price for certain vintages of old gas. It is possible that the leaseholders of our oil and gas properties may in the future acquire significant amounts of natural gas subject to NGPA price regulations and/or FERC Order No. 451.

Legislation affecting the oil and natural gas industry is under constant review for amendment and expansion. Many departments and agencies, both federal and state, are authorized by statute to issue and have issued rules and regulations binding on the oil and natural gas industry and its individual participants. The failure to comply with such rules and regulations can result in large penalties.

The regulatory burden on this industry could increase the operating expenses of the operators of the oil and gas properties in which we have working interests and therefore, affect our profitability. However, we do not believe that these regulations will have a significant negative impact on our limited operations with respect to our oil and gas interests.

Regulation of Drilling and Production

The drilling and production operations of the oil and gas properties in which we have working interests are subject to regulation under a wide range of state and federal statutes, rules, orders and regulations. Among other matters, these statutes and regulations govern:

•

the amounts and types of substances and materials that may be released into the environment;

•

the discharge and disposition of waste materials;

•

the reclamation and abandonment of wells and facility sites; and

•

the remediation of contaminated sites.

In order to comply with these statutes and regulations, the leaseholders of the oil and gas properties in which we hold working interests were required to obtain permits for drilling operations, drilling bonds, and reports concerning operations.  Failure to comply with these statutes and regulations could result in substantial fines or penalties being imposed upon the leaseholders, which in turn could negatively affect our profitability.

Environmental Regulations

The drilling and production operations of oil and gas properties are affected by various federal, state and local environmental laws and regulations, including the Oil Pollution Act of 1990, Federal Water Pollution Control Act, and Toxic Substances Control Act. The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”) and comparable state statutes impose strict, joint and several liability on owners and operators of sites and on persons who dispose of or arrange for the disposal of “hazardous substances” found at such sites. It is not uncommon for neighboring land owners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. The Federal Resource Conservation and Recovery Act (“RCRA”) and comparable state statutes govern the disposal of “solid waste” and “hazardous waste” and authorize the imposition of substantial fines and penalties for noncompliance. Although CERCLA currently excludes petroleum from its definition of “hazardous substance,” state laws affecting our operations may impose clean-up liability relating to petroleum and petroleum related products. In addition, although RCRA classifies certain oil field wastes as “non-hazardous,” such exploration and production wastes could be reclassified as hazardous wastes thereby making such wastes subject to more stringent handling and disposal requirements.

Generally, environmental laws and regulations govern the discharge of materials into the environment or the disposal of waste materials, or otherwise relate to the protection of the environment. In particular, the following activities are subject to stringent environmental regulations:

•

drilling;

•

development and production operations;

•

activities in connection with storage and transportation of oil and other liquid hydrocarbons; and

•

use of facilities for treating, processing or otherwise handling hydrocarbons and wastes.

Violations are subject to reporting requirements, civil penalties and criminal sanctions.  Compliance with existing regulations increases the overall costs of business for the leaseholders and operators of the oil and gas properties as well as for us, as we bear a portion of these expenses.   The increased costs cannot be easily determined. Such areas affected include:

•

unit production expenses primarily related to the control and limitation of air emissions and the disposal of produced water;

•

capital costs to drill exploration and development wells resulting from expenses primarily related to the management and disposal of drilling fluids and other oil and natural gas exploration wastes; and

•

capital costs to construct, maintain and upgrade equipment and facilities and remediate, plug, and abandon inactive well sites and pits.

Environmental regulations historically have been subject to frequent change by regulatory authorities. Therefore, we are unable to predict the ongoing cost of compliance with these laws and regulations or the future impact of such regulations. However, we do not believe that changes to these regulations will have a significant negative effect upon our oil and gas interests.

Employees

We have no employees, other than Irma N. Colón-Alonso, our President, Chief Executive Officer, and Director, and Eric Littman, our Director.

ITEM 1A.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY

We are an exploration stage company with a limited operating history and working interests in wells having no proven reserves; thus, we may not be able to develop commercial operations.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects.  The wells in which we currently own working interests have not been shown to contain any reserves.  If oil or gas reserves in commercially exploitable quantities are discovered on any of the oil and gas properties in which we hold working interests, we will be required to expend a portion of the costs needed to establish the extent of the resource, extract the resource, and develop and process the resources.  If a major reserve is discovered, there can be no assurance that such a reserve will be large enough to justify our operations in which case our business may fail.

We currently do not generate revenues, and as a result, we face a high risk of business failure.

Since changing our business plan to focus on the acquisition, development and production of oil and gas properties, we have primarily focused our efforts on the location and acquisition of our working interests in oil and gas properties.  In order to generate revenues, we will have to incur a portion of the operators’ expenses in the evaluation and development of the oil and gas properties.  There is no history upon which to base any assumption as to the likelihood that we will generate any operating revenues from our working interests.  Further, we recognize that if we are unable to generate significant revenues, our entire business may fail.

Our lack of diversification increases the risk of an investment in our company, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and geographic scope of our business.  The business of the Company is focused solely on the acquisition, exploration and development of oil and gas properties and to that end we have acquired small percentage working interests in only two wells located in Oklahoma.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates an increase in the number of our oil and gas interests and in strategic business partnerships.  This growth will place significant strain on our personnel, systems and resources.  We expect that we will be required to hire qualified employees to help us manage our growth effectively.  We believe that we will also be required to improve our management, technical, information and accounting systems, and controls and procedures.  We may not be able to maintain the quality of our operations, control our costs and expand our internal management, technical information and accounting systems to support our desired growth.  If we fail to manage our anticipated growth effectively, our business could be adversely affected.

Our Articles of Incorporation exculpate our officers and directors from any liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

The loss of key management personnel could have a material adverse effect on our business.

Our ability to develop our business depends in large part, on our ability to attract and maintain qualified key personnel.  Competition for such personnel is intense, and we cannot assure you that we will be able to attract and retain them.  Our development now and in the future will depend on the efforts of key management figures, such as Irma N. Colón-Alonso, our Chief Executive Officer and President, and Eric Littman, a director of the Company.   The loss of these key people could have a material adverse effect on our business.  We do not currently maintain life insurance on any of our key employees.

Since our executive officer has very little or no direct experience in the oil and gas industry, the Company may never be successful in implementing its business strategy.

Irma N. Colón-Alonso, our sole executive officer, has very little or no direct experience in the development of a business focused on the acquisition, exploration and development of oil and gas properties. As a result, our management may not be fully aware of many of the specific requirements related to the successful operation thereof. Management’s decisions and choices may not accurately account for the prevailing factors guiding others in the industry in their decision making processes. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience. As a result, we may have to suspend or cease operations.

As the Company’s management has other outside business activities, they are not devoting all of their time to the Company, which may result in periodic interruptions or business failure.

Irma N. Colón-Alonso, our sole executive officer, has other outside business activities and currently devotes approximately 5 hours per week to our operations, and Eric Littman, a director of the Company also devotes approximately 5 hours per week to the Company. Our operations may be sporadic and occur at times which are not convenient to either Ms. Colón-Alonso or Mr. Littman, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company’s business require their full business time, they are prepared to adjust their timetables to devote more time to the Company’s business. However, they may not be able to devote sufficient time to the management of the Company’s business, which may result in periodic interruptions in implementing the Company’s plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

RISKS ASSOCIATED WITH OUR BUSINESS

The nature of oil and gas exploration makes the estimates of costs uncertain, and our operations may be adversely affected if we underestimate such costs.

We will share a portion of the ongoing costs of exploration and development of the oil and gas properties in which we have working interests, in a proportion equal to our working interests.  It is difficult to project the operating costs associated with an exploratory drilling program. Complicating factors include the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells. If the operators of our oil and gas interests underestimate the costs or potential challenges of such programs, we may be required to seek additional funding or abandon our interests.

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring additional working interests in other oil and gas properties.

The oil and natural gas industry is intensely competitive.  We compete with numerous individuals and companies for working interests in desirable oil and gas properties.  Many of these individuals and companies with whom we compete have substantially greater financial and operational resources than we have.  If we cannot compete for working interests in oil and gas properties, our business operations could be harmed.

There can be no assurance that oil or gas in any commercial quantity will be discovered on our oil and gas interests which could cause our business to fail.

Exploration for economic reserves of oil and gas is subject to a number of risks.  Few properties that are explored are ultimately developed into producing oil and/or gas wells.  If oil or gas is not discovered on any of our current or future working interests in any commercial quantity, our business will fail.  In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well.  Production from any well may be unmarketable if it is permeated with water or other deleterious substances.  Also, the marketability of oil and gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the wells.

Prices and markets for oil and gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.

Our revenues and earnings, if any, will be highly sensitive to the prices of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control.  These factors include, without limitation, governmental fixing, pegging, controls or any combination of these and other factors, changes in domestic, international, political, social and economic environments, worldwide economic uncertainty, the availability and cost of funds for exploration and production, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil or natural gas could have a material adverse effect on revenues as well as the value of our interests in the wells.

Amendments to current laws and regulations governing the oil and gas industry could have a material adverse impact on our proposed business.

The oil and gas industry is subject to substantial regulation relating to the exploration, development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our working interests and in turn, cause us to abandon our interests or cause our business to fail.

Our business could be impaired if the leaseholders and operators of our oil and gas interests fail to comply with applicable regulations.

Failure to comply with government regulations could subject the leaseholders and operators of our oil and gas interests to civil and criminal penalties and require them to forfeit property rights or licenses, which in effect could cause us to lose our working interests.  They may also be required to take corrective actions for failure to comply with applicable regulations which could require substantial capital expenditures, a portion of which we would be required to bear.  As a result, our business operations and profitability could deteriorate due to regulatory constraints.

We may be unable to establish or maintain strategic relationships with industry participants, which may diminish our ability to conduct our operations.

Our potential to enter into strategic commercial arrangements or partnerships to obtain additional working interests in oil and gas properties and to grow our business depends upon our ability to develop and maintain close working relationships with industry participants and government officials.  We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them due to several factors including the inexperience of our management in the oil and gas industry, our limited number of working interests in oil and gas properties and the limited number of hours our management currently devotes to our business.  In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities that we would not otherwise be inclined to undertake.  If strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. If a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may affect the market price of our common stock in a materially adverse manner.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.

FINANCIAL INFORMATION

Working Capital

	May 31, 2011 $	May 31, 2010 $
Current Assets	63,598	2,141
Current Liabilities	172,382	7,136
Working Capital (Deficit)	(108,784)	(4,995)

Cash Flows

	May 31, 2011 $	May 31, 2010 $
Cash Flows from (used in) Operating Activities	(8,373)	(13,000)
Cash Flows from (used in) Investing Activities	(82,170)	-
Cash Flows from (used in) Financing Activities	150,000	13,000
Net Increase (decrease) in Cash During Period	59,457	-

Operating Revenues

During the three months ended May 31, 2011 and 2010, the Company did not record any sales revenues.

Operating Expenses and Net Loss

Operating expenses and net loss for the three months ended May 31, 2011 was $21,619 compared with $9,723 for the three months ended May 31, 2010.  The increase in operating expenses was attributed to higher general and administrative costs incurred for overhead costs relating to the due diligence and acquisition of oil and gas properties during the period.

The net loss per share was $nil for the three months ended May 31, 2011 compared with a loss of $0.01 per share for the three months ended May 31, 2010.

Liquidity and Capital Resources

As at May 31, 2011, the Company had a cash balance of $60,598 compared with $1,141 at May 31, 2010. The increase in cash was attributed to financing of $150,000 received from a related party for acquisition of oil and gas properties.  The total asset balance as at May 31, 2011 was $145,768 compared to $2,141 at May 31, 2010.  The increase in total assets was attributed to increases of $59,457 in cash relating to financing received during the period and $82,170 relating to the acquisition cost of two oil and gas properties.

As at May 31, 2011, the Company had total liabilities of $172,382 compared with $7,136 at May 31, 2010. The increase in total liabilities was attributed to an increase in amounts owing to related parties of $150,000 based on financing received from related parties during the period.

Cashflow from Operating Activities

During the period ended May 31, 2011, the Company used $8,373 of cash for operating activities compared to the use of $13,000 of cash for operating activities during the period ended May 31, 2010. The change in net cash used in operating activities is attributed to the fact that the majority of the transactions during the period related to investing and financing activities.

Cashflow from Investing Activities

During the period ended May 31, 2011, the Company incurred $82,170 of cashflow from investing activities relating to the acquisition of a 1% working interest in unproven oil and gas properties in Stephens County, Oklahoma for $49,500, and $32,670 for a 6% working interest in unproven oil and gas properties in Noble County, Oklahoma.

Cashflow from Financing Activities

During the period ended May 31, 2011, the Company received $150,000 of cash from financing activities compared to $13,000 for the period ended May 31, 2010.  The change in cash flows from financing activities is attributed to financing received from related parties totaling $150,000, which is unsecured, non-interest bearing, and due on demand.  In prior year, the Company received $12,500 from the issuance of common shares and $500 from related parties.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-11 (“ASU No. 2010-11”), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company’s adoption of provisions of ASU No. 2010-11 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-10 (“ASU No. 2010-10”), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU No. 2010-10 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-09 (“ASU No. 2010-09”), “Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements.”  ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The Company’s adoption of provisions of ASU No. 2010-09 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-06 (“ASU No. 2010-06”), “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The Company’s adoption of provisions of ASU No. 2010-06 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 505, “Equity”, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The Company’s adoption of the amendment to ASC Topic 505 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 820, “Fair Value Measurements and Disclosure”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The Company’s adoption of the amendment to ASC Topic 820 did not have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

Our property consists of office space located at 7695 SW 104th St., Suite 210, Miami, FL 33156. We use such space for no charge to the Company from Eric Littman, one of our Directors. Currently, this space is sufficient to meet our needs; however, once we expand our business to a significant degree, we will have to find a larger space. We do not currently own any real estate.

On May 12, 2011, the Company entered into a Participation Agreement (the "Buckeye Participation Agreement") with Buckeye Exploration Company ("Buckeye"). Pursuant to the terms and conditions of the Buckeye Participation Agreement, the Company purchased a six percent (6%) working interest (the “Helen Working Interest”) in that certain well, known as the Helen Morrison #1 Well, which is located in the Southwest Otoe Prospect in Noble County, Oklahoma.  In exchange for the Helen Working Interest, the Company paid a purchase price of thirty two thousand six hundred seventy dollars ($32,670) to Buckeye.

On May 31, 2011, the Company, entered into a Participation Agreement (the "Premier Participation Agreement") with Premier Operating Company ("Premier"). Pursuant to the terms and conditions of the Premier Participation Agreement, the Company purchased a one percent (1%) working interest (the “West Marlow Working Interest”) in that certain West Marlow Hoxbar Unit located in Stephens County, Oklahoma.  In exchange for the West Marlow Working Interest, the Company paid a purchase price of forty nine thousand five hundred dollars ($49,500) to Premier.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 22, 2011, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Irma N. Colón-Alonso (3) 7695 SW 104th St., Suite 210 Miami, FL 33156	Common	3,000,000	38.46%
Eric P. Littman (4) 7695 SW 104th St., Suite 210 Miami, FL 33156	Common	1,500,000	19.23%
All Officers and Directors as a Group (1 Person)	Common	4,500,000	57.69%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 7,800,000 issued and outstanding shares of common stock as of July 22, 2011.

(3)

Irma N. Colón-Alonso is the Company’s President, CEO, CFO, Treasurer, Secretary and a Director.

(4)

Eric P. Littman is a Director of the Company.

Changes in Control

On February 28, 2011, Irma N. Colón-Alonso acquired control of one million five hundred thousand (1,500,000) shares of the common stock of the Company, representing approximately 31.25% of the Company’s total issued and outstanding common stock, from Brent Millward in accordance with a Stock Purchase Agreement between Mr. Millward and Ms. Colón-Alonso.

 Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Since
Irma N. Colón-Alonso	41	CEO, CFO, President, Treasurer, Secretary, & Director	March 3, 2011
Eric P. Littman	57	Director	March 29, 2011

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.  Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

Background and Business Experience

The business experience during the past five years of the persons presently listed above as an Officer or Director of the Company is as follows:

IRMA N. COLÓN-ALONSO.  Irma N. Colón-Alonso is a member of the Company’s Board of Directors and the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, and Secretary.  During the past seven years, Ms. Colón-Alonso has gained significant administrative, financial and legal experience as a Legal Assistant and Office Manager for the Law Offices of Howard Hochman, where she was responsible for managing the firm’s billing and business accounts, supervising personnel and providing legal services to the firm. Further, she developed extensive business and marketing knowledge while working as an Account Executive for Transworld Systems, where she helped generate new clients, market the company’s services, and participate in sales transactions.  Additionally, she has achieved over five years of broad management experience working for MetDisability as a Disability Claims Manager and Oglethorpe University as a Territory Manager.  Ms. Colón-Alonso was appointed as an officer and director of the Company due to her strong business education and many years of experience in marketing and finance.

ERIC P. LITTMAN.  Eric P. Littman is a member of the Company’s Board of Directors.  During the past ten years, Mr. Littman has gained significant management and business experience as the sole shareholder and President of Eric P. Littman, P.A., a Florida professional association.  Mr. Littman has successfully built his private law practice, which is primarily focused on the practice of corporate and securities law.  In light of Mr. Littman’s years of corporate and executive experience, the Board of Directors believed it was in the Company’s best interests to appoint Mr. Littman as a director.

Identification of Significant Employees

We have no employees, other than Irma N. Colón-Alonso, our President, Chief Executive Officer, and Director, and Eric Littman, our Director.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the years ended February 28, 2011 and 2010:

 Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 2/28	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Irma N. Colón-Alonso (1) President, CEO, CFO, Secretary, Treasurer and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Brent Millward (2) Former President, CEO, CFO, Secretary, Treasurer and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

On March 3, 2011, Ms. Colón-Alonso agreed to act as the Company’s Chief Executive Officer/President, Chief Financial Officer/Treasurer, Secretary and Director.

(2)

On March 3, 2011, Brent Millward resigned from all positions with the Company, including but not limited to, that of Chief Executive Officer/President, Chief Financial Officer/Treasurer, Secretary and Director. Mr. Millward informed the Company that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of the year ended February 28, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

As at May 31, 2011, the Company owes $4,500 (February 28, 2011 - $4,500) to the former President and Director of the Company for the funding of general operations.  The amount owing is unsecured, non-interest bearing, and due on demand.

As at May 31, 2011, the Company owes $117,330 (February 28, 2011 - $nil) to a Director of the Company for the funding of general operations. The amount owing is unsecured, non-interest bearing, and due on demand.

As at May 31, 2011, the Company owes $32,670 (February 28, 2011 - $nil) to a shareholder of the Company for funding of acquisition of unproven oil and gas properties.  The amount owing is unsecured, non-interest bearing, and due on demand.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Irma N. Colón-Alonso is not an independent director because she is also an executive officer of the Company.  Eric P. Littman, however, is an independent director under the NASDAQ definition.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since December 28, 2010 under the symbol “MKIT.OB.”  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

As at July 22, 2011, the Company has not begun trading on the OTCBB.

Record Holders

As at July 22, 2011, an aggregate of 7,800,000 shares of our common stock were issued and outstanding and were owned by approximately 14 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $0.001 per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Annual Report for the year ended February 28, 2011, as filed with the Securities and Exchange Commission on June 14, 2011, and the Company’s most recent Quarterly Report for the period ended May 31, 2011, as filed with the Securities and Exchange Commission on July 13, 2011.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 21, 2011, M&K CPAS, PLLC (“M&K”) was engaged as the registered independent public accountant for the Company and Child, Van Wagoner & Bradshaw PLLC (“CVWB”) was dismissed as the registered independent public accountant for the Company.  The decisions to appoint M&K and dismiss CVWB were approved by the Board of Directors of the Company on June 21, 2011.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the years ended February 28, 2011 and 2010, CVWB’s reports on the financial statements of the Company for the years ended February 28, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through CVWB's termination on June 21, 2011, CVWB disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through June 21, 2011, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with CVWB's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the years ended February 28, 2011 and 2010 and interim unaudited financial statements through June 21, 2011, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to June 21, 2011, the Company did not consult with M&K regarding (1) the application of accounting principles to specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to CVWB prior to the date of the filing of their Current Report on Form 8-K on June 28, 2011, and requested that CVWB furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in the Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to such Form 8-K and is incorporated herein by reference.

END OF FORM 10 DISCLOSURE

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(b)

Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on June 3, 2010 as part of our Registration Statement on Form S-1.
3.01(a)	Certificate of Amendment to Articles of Incorporation	Filed with the SEC on June 3, 2010 as part of our Registration Statement on Form S-1.
3.01(b)	Certificate of Amendment to Articles of Incorporation	Filed herewith.
3.02	Bylaws	Filed with the SEC on June 3, 2010 as part of our Registration Statement on Form S-1.
10.01	Form of Subscription Agreement	Filed with the SEC on July 12, 2010 as part of our Amended Registration Statement on Form S-1/A.
10.02	Investor Relations Agreement between the Company and LiveCall Investor Relations Company dated April 28, 2011	Filed with the SEC on June 14, 2011 as part of our Annual Report on Form 10-K.
10.03	Participation Agreement between the Company and Buckeye Exploration Company dated May 12, 2011	Filed with the SEC on May 16, 2011 as part of our Current Report on Form 8-K.
10.04	Participation Agreement between the Company and Premier Operating Company dated May 31, 2011	Filed with the SEC on June 8, 2011 as part of our Current Report on Form 8-K.
16.01	Letter from Former Accountant Child, Van Wagoner & Bradshaw PLLC	Filed with the SEC on June 28, 2011 as part of our Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOKITA VENTURES, INC.
Date: July 22, 2011	By: /s/ Irma N. Colón-Alonso
Irma N. Colón-Alonso
Chief Executive Officer, President & Director